Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Advanced Marketing Services, Inc. on Form S-8 of our report dated May 20, 2002 appearing in the Annual Report on Form 10-K of Advanced Marketing Services, Inc. for the year ended March 31, 2002.


/s/ Deloitte & Touche LLP

San Diego, California
September 6, 2002